UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 18, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                   Results of Operations and Financial Condition.

The registrant’s press release dated October 18, 2004, regarding its financial results for the periods ended September 30, 2004, including unaudited consolidated financial statements for the periods ended September 30, 2004 is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed under this Item 2.02 except for the following information that is furnished but not filed:

•

The following sentence from the second paragraph of page 1:  “Without the one-time charge, IBM’s third-quarter income from continuing operations would have been $2.00 billion, an increase of 12 percent.”

•	The following sentence from the sixth full paragraph of page 2: “Before the charge, the rate would have been 30.0 percent, the same as the third quarter of 2003.”

•

In the chart titled “FINANCIAL SUMMARY - SUPPLEMENTAL DATA”, all the data in both columns under “Excl. Charge” except for the data in the rows identified as “Revenue”, “Gross profit”, “Gross profit margin” and “Earnings Per Share of Common Stock assuming dilution”.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 18, 2004

By:	/s/ Timothy S. Shaughnessy

(Timothy S. Shaughnessy)
Vice President and Controller

2

ATTACHMENT I

IBM REPORTS 2004 THIRD-QUARTER RESULTS

COMPANY POSTS DILUTED EPS AS REPORTED OF $1.06

EPS OF $1.17 BEFORE ONE-TIME $320 MILLION CHARGE TO SETTLE PENSION CLAIMS

ARMONK, N.Y., October 18, 2004 . . . IBM today announced third-quarter 2004 diluted earnings per common share of $1.06 from continuing operations as reported, compared with diluted earnings of $1.02 per share in the same period of 2003, an increase of 4 percent.  In September, the company agreed to a one-time, pre-tax charge of $320 million (or 11 cents per diluted share) for the partial settlement of legal claims against IBM’s pension plan.  Without the one-time charge, IBM’s earnings per diluted common share would have been $1.17, an increase of 15 percent.

Third-quarter income from continuing operations was $1.80 billion, an increase of 1 percent compared with $1.79 billion a year ago.  Without the one-time charge, IBM’s third-quarter income from continuing operations would have been $2.00 billion, an increase of 12 percent.  Revenues from continuing operations for the third quarter were $23.4 billion, up 9 percent compared with the third quarter of 2003 revenues of $21.5 billion (and up 1 percent sequentially from $23.2 billion in the second quarter of this year).

Samuel J. Palmisano, IBM chairman and chief executive officer, said: “In what is normally a challenging quarter for the technology industry, IBM delivered one of our strongest third quarters in revenue and earnings growth in recent years.  IBM has been gaining momentum throughout the year, and the strength of our integrated business model gives us confidence as we look toward 2005.

“We continue to see robust growth in key initiatives.  Business Performance Transformation Services revenue grew more than 45 percent year-to-date.  We saw more than 30 percent combined growth in the emerging markets of Brazil, China, India and Russia.  And we’re seeing more and more clients move toward becoming on demand businesses, which is driving demand across our portfolio.”

Third-quarter revenue growth of 9 percent (5 percent, adjusting for currency) was driven by growth across all geographies, as reported. In the Americas, third-quarter revenues from continuing operations were $10.1 billion, up 8 percent (7 percent, adjusting for currency) from the 2003 period.  Revenues from Europe/Middle East/Africa were $7.3 billion, an increase of 8 percent (essentially flat, adjusting for currency).  Asia-Pacific revenues grew 11 percent (6 percent, adjusting for currency) to $5.3 billion.  OEM revenues increased 13 percent to $726 million compared with the third quarter of 2003.

Revenues grew at a solid pace in all of IBM’s five industry sectors in the third quarter with particularly strong growth from the Communications sector and Public sector, as well as good growth in sales to Small and Medium Businesses.

Revenues from Global Services, including maintenance, increased 10 percent (5 percent, adjusting for currency) to $11.4 billion in the third quarter.  Global Services revenues, excluding maintenance, increased 11 percent (6 percent, adjusting for currency).  IBM signed services contracts totaling nearly $10 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $110 billion.

Hardware revenues from continuing operations increased 12 percent (9 percent, adjusting for currency) to $7.5 billion in the third quarter versus the third-quarter 2003.  In the current quarter, revenues from the Systems and Technology Group totaled $4.1 billion, up 9 percent due to eServer revenue increases for xSeries Intel-based servers, which had particularly strong results, and zSeries servers.  The total delivery of zSeries computing power as measured in MIPS (millions of instructions per second) increased 17 percent in the quarter compared with the third quarter of 2003.  Revenues for the eServer pSeries UNIX servers increased as well, while revenues for the iSeries midrange servers decreased significantly, in part, due to transition to new POWER5 architecture.  Storage Systems revenues increased due to good demand for external midrange disk and tape products, and revenues from OEM Technology increased.  Personal Systems Group revenues increased 17 percent to $3.3 billion, led by strong growth in mobile personal computers.

Revenues from Software were $3.6 billion, an increase of 5 percent (1 percent, adjusting for currency) compared with the third quarter of 2003.  Revenues from IBM’s middleware brands, which include WebSphere, DB2, Rational, Tivoli and Lotus products, were $2.9 billion, up 6 percent versus the third quarter of 2003.  Operating systems revenues decreased 2 percent to $600 million compared with the third quarter of 2003.

Revenues for WebSphere software, which facilitates customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 14 percent.  Revenues for Data Management increased 11 percent including revenues for DB2 database software, which increased 15 percent.  Revenues from Tivoli software (infrastructure software that enables customers to centrally manage networks and storage) increased 19 percent, and revenues for Lotus software, which enables customers to communicate, collaborate and learn effectively, decreased 6 percent. Revenues from Rational (comprehensive software development tools) increased 6 percent compared with the third quarter of 2003.

Global Financing revenues declined 11 percent (14 percent, adjusting for currency) in the third quarter to $638 million.  Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, increased 4 percent (2 percent, adjusting for currency) to $277 million compared with the third quarter of 2003.

The company’s total gross profit margin from continuing operations was 36.9 percent in the 2004 third quarter, compared with 36.3 percent in the third quarter of 2003.

In the third quarter of 2004, total expense and other income from continuing operations of $6.1 billion, including the one-time $320 million charge to settle certain pension claims, increased 16 percent over the year-earlier period, of which 6 points is associated with the charge.  The company’s selling, general and administrative expense including the charge increased 16 percent to $5.0 billion.  Research, development and engineering expense increased 9 percent to $1.4 billion.  Intellectual property and custom development income declined to $259 million compared with $406 million a year ago.  Other (income) and expense was $55 million of net income in the third quarter of 2004 versus $26 million of net expense in the same period last year.

IBM’s effective tax rate from continuing operations in the third-quarter 2004, including the effect of the one-time charge relating to pension claims, was 28.9 percent.  Before the charge, the rate would have been 30.0 percent, the same as the third quarter of 2003.

IBM ended the quarter with $9.7 billion of cash on hand and low debt levels for the non-financing business.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Share repurchases totaled approximately $1.3 billion in the third quarter.  The weighted-average number of diluted common shares outstanding in the quarter was 1.70 billion compared with 1.76 billion shares in the same period of 2003.  As of September 30, 2004, there were 1.66 billion basic shares outstanding.

Debt, including Global Financing, totaled $22.0 billion, compared with $23.6 billion at year-end 2003.  From a management segment view, the non-global financing debt-to-capitalization ratio was 1.0 percent as of September 30, 2004, and Global Financing debt declined $1.6 billion from year-end 2003 to a total of $21.7 billion, resulting in a debt-to-equity ratio of 6.8 to 1.

Year-To-Date 2004 Results

Income from continuing operations for the nine months ended September 30, 2004, including the one-time $320 million pre-tax charge to settle certain pension claims, was $5.4 billion compared with $4.9 billion for the same period of 2003, an increase of 10 percent.  Diluted earnings per common share from continuing operations was $3.14 compared with $2.78 per diluted share for the 2003 period, an increase of 13 percent.  Revenues from continuing operations for the nine months ended September 30, 2004, totaled $68.8 billion, up 9 percent (4 percent, adjusting for currency) compared with $63.2 billion for the nine months of 2003.

For total operations, net income for the nine months of 2004, including a loss from discontinued operations of $3 million, was $5.4 billion, or $3.14 per diluted common share, compared with the nine months of 2003 net income of $4.9 billion, or $2.77 per diluted share, which included a loss from discontinued operations of $23 million.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

•      effect of one-time charge to settle certain pension claims on certain financial results

•      adjusting for currency

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent filing of a Form 8-K with the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q04.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	Percent Change	2004	2003	Percent Change
REVENUE

Global Services	$11,392	$10,383	9.7%	$33,818	$31,187	8.4%
Gross margin	25.0%	25.1%		24.9%	25.3%

Hardware	7,501	6,697	12.0%	21,659	19,118	13.3%
Gross margin	28.4%	25.2%		28.1%	26.2%

Software	3,621	3,461	4.6%	10,545	10,061	4.8%
Gross margin	87.3%	85.8%		86.6%	85.6%

Global Financing	638	715	-10.9%	1,951	2,092	-6.8%
Gross margin	60.1%	57.7%		60.0%	57.1%

Enterprise Investments/ Other	277	266	4.3%	859	760	13.1%
Gross margin	44.3%	53.4%		43.4%	44.1%

TOTAL REVENUE	23,429	21,522	8.9%	68,832	63,218	8.9%

GROSS PROFIT	8,646	7,812	10.7%	25,180	23,043	9.3%
Gross margin	36.9%	36.3%		36.6%	36.4%

EXPENSE AND OTHER INCOME

S,G&A	4,978	4,303	15.7%	14,094	12,978	8.6%
% of revenue	21.2%	20.0%		20.5%	20.5%

R,D&E	1,419	1,307	8.6%	4,212	3,728	13.0%
% of revenue	6.1%	6.1%		6.1%	5.9%

Intellectual property and custom development income	(259)	(406)	-36.1%	(871)	(887)	-1.7%
Other (income) and expense	(55)	26	nm	(19)	114	nm
Interest expense	32	33	-3.3%	100	114	-12.8%

TOTAL EXPENSE AND OTHER INCOME	6,115	5,263	16.2%	17,516	16,047	9.2%
% of revenue	26.1%	24.5%		25.4%	25.4%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,531	2,549	-0.7%	7,664	6,996	9.5%
Pre-tax margin	10.8%	11.8%		11.1%	11.1%

Provision for income taxes	731	764	-4.4%	2,271	2,099	8.2%
Effective tax rate	28.9%	30.0%		29.6%	30.0%

INCOME FROM CONTINUING OPERATIONS	$1,800	$1,785	0.9%	$5,393	$4,897	10.1%
Net margin	7.7%	8.3%		7.8%	7.7%

DISCONTINUED OPERATIONS
Loss from discontinued operations	0	0		3	23

NET INCOME	$1,800	$1,785	0.9%	$5,390	$4,874	10.6%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.06	$1.02	3.9%	$3.14	$2.78	12.9%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.01)
TOTAL	$1.06	$1.02	3.9%	$3.14	$2.77	13.4%
BASIC
CONTINUING OPERATIONS	$1.08	$1.04	3.8%	$3.21	$2.84	13.0%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.01)
TOTAL	$1.08	$1.04	3.8%	$3.21	$2.82 *	13.8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,700.4	1,756.4		1,714.6	1,759.5
BASIC	1,669.6	1,722.6		1,680.3	1,725.9

nm - not meaningful

* Does not total due to rounding.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

(Dollars in millions)	At September 30, 2004	At December 31, 2003	Percent Change
ASSETS

Cash, cash equivalents, and marketable securities	$9,671	$7,647	26.5%

Receivables - net, inventories, prepaid expenses	32,759	37,351	-12.3%

Plant, rental machines, and other property - net	14,608	14,689	-0.6%

Investments and other assets	43,638	44,770	-2.5%

TOTAL ASSETS	$100,676	$104,457	-3.6%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$8,427	$6,646	26.8%
Long-term debt	13,524	16,986	-20.4%
Total debt	21,951	23,632	-7.1%

Accounts payable, taxes, and accruals	26,740	31,254	-14.4%

Other liabilities	22,283	21,707	2.7%
TOTAL LIABILITIES	70,974	76,593	-7.3%

STOCKHOLDERS’ EQUITY	29,702	27,864	6.6%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,676	$104,457	-3.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD QUARTER 2004
	Revenue			Pre-tax Income (Loss) From Continuing Operations	Pre-tax Margin
(Dollars in millions)	External	Internal	Total
SEGMENTS

Global Services	$11,392	$791	$12,183	$1,157	9.5%
% change	9.7%	14.5%	10.0%	-4.4%

Systems and Technology Group	4,117	265	4,382	417	9.5%
% change	8.9%	24.4%	9.7%	32.4%

Personal Systems Group	3,261	52	3,313	54	1.6%
% change	16.6%	20.9%	16.7%	nm

Software	3,621	433	4,054	1,011	24.9%
% change	4.6%	17.0%	5.8%	17.8%

Global Financing	634	309	943	351	37.2%
% change	-11.1%	16.2%	-3.7%	20.2%

Enterprise Investments	257	2	259	(55)	-21.2%
% change	0.0%	0.0%	0.0%	-1.9%

TOTAL REPORTABLE SEGMENTS	23,282	1,852	25,134	2,935	11.7%
% change	8.8%	16.8%	9.4%	14.2%

Eliminations / Other	147	(1,852)	(1,705)	(404)

TOTAL IBM CONSOLIDATED	$23,429	$0	$23,429	$2,531	10.8%
% change	8.9%		8.9%	-0.7%

nm - not meaningful

	THIRD QUARTER 2003
	Revenue			Pre-tax Income (Loss) From Continuing Operations	Pre-tax Margin
(Dollars in millions)	External	Internal	Total
SEGMENTS

Global Services	$10,383	$691	$11,074	$1,210	10.9%

Systems and Technology Group *	3,781	213	3,994	315	7.9%

Personal Systems Group	2,796	43	2,839	(50)	-1.8%

Software	3,461	370	3,831	858	22.4%

Global Financing	713	266	979	292	29.8%

Enterprise Investments	257	2	259	(54)	-20.8%

TOTAL REPORTABLE SEGMENTS	21,391	1,585	22,976	2,571	11.2%

Eliminations / Other	131	(1,585)	(1,454)	(22)

TOTAL IBM CONSOLIDATED	$21,522	$0	$21,522	$2,549	11.8%

* 2003 Technology Group and Systems Group segment results have been reclassified to conform with current reporting structure.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE MONTHS 2004
	Revenue			Pre-tax Income (Loss) From Continuing Operations	Pre-tax Margin
(Dollars in millions)	External	Internal	Total
SEGMENTS

Global Services	$33,818	$2,312	$36,130	$3,237	9.0%
% change	8.4%	10.9%	8.6%	-3.7%

Systems and Technology Group	12,047	777	12,824	1,190	9.3%
% change	10.8%	31.7%	11.9%	62.1%

Personal Systems Group	9,252	115	9,367	70	0.7%
% change	17.0%	-6.5%	16.6%	nm

Software	10,545	1,291	11,836	2,823	23.9%
% change	4.8%	12.6%	5.6%	20.3%

Global Financing	1,951	875	2,826	1,073	38.0%
% change	-6.9%	0.8%	-4.6%	24.6%

Enterprise Investments	801	6	807	(153)	-19.0%
% change	10.5%	50.0%	10.7%	26.4%

TOTAL REPORTABLE SEGMENTS	68,414	5,376	73,790	8,240	11.2%
% change	8.8%	11.6%	9.0%	18.3%

Eliminations / Other	418	(5,376)	(4,958)	(576)

TOTAL IBM CONSOLIDATED	$68,832	$0	$68,832	$7,664	11.1%
% change	8.9%		8.9%	9.5%

nm - not meaningful

	NINE MONTHS 2003
	Revenue			Pre-tax Income (Loss) From Continuing Operations	Pre-tax Margin
(Dollars in millions)	External	Internal	Total
SEGMENTS

Global Services	$31,187	$2,085	$33,272	$3,361	10.1%

Systems and Technology Group *	10,875	590	11,465	734	6.4%

Personal Systems Group	7,909	123	8,032	(127)	-1.6%

Software	10,061	1,147	11,208	2,347	20.9%

Global Financing	2,095	868	2,963	861	29.1%

Enterprise Investments	725	4	729	(208)	-28.5%

TOTAL REPORTABLE SEGMENTS	62,852	4,817	67,669	6,968	10.3%

Eliminations / Other	366	(4,817)	(4,451)	28

TOTAL IBM CONSOLIDATED	$63,218	$0	$63,218	$6,996	11.1%

* 2003 Technology Group and Systems Group segment results have been reclassified to conform with current reporting structure.

INTERNATIONAL BUSINESS MACHINES CORPORATION

FINANCIAL SUMMARY - SUPPLEMENTAL DATA

Three Months Ended September 30, 2004

(Unaudited; Dollars in millions except per share amounts)

	As Reported		Charge* 3Q’04	Excl. Charge
	3Q’04	Yr/Yr		3Q’04	Yr/Yr
Continuing Operations

Revenue	$23,429	8.9%		$23,429	8.9%

Gross profit	8,646	10.7%		8,646	10.7%

Gross profit margin	36.9%			36.9%

Total expense and other income	6,115	16.2%	$320	5,795	10.1%

Expense to revenue	26.1%			24.7%

Income from continuing operations before income taxes	2,531	(0.7)%	(320)	2,851	11.8%

Pre-tax margin	10.8%			12.2%

Provision for income taxes	731		(125)	856

Effective tax rate	28.9%			30.0%

Income from continuing operations	$1,800	0.9%	$(195)	$1,995	11.8%

Net margin	7.7%			8.5%

EARNINGS PER SHARE OF COMMON STOCK:

Assuming dilution	$1.06	3.9%	$(0.11)	$1.17	14.7%

* One-time, pre-tax charge of $320 million for the partial settlement of legal claims against IBM’s pension plan.